Independent Auditors' Consent

The Board of Directors

The Calvert World Values Fund, Inc.:

We consent to the use of our report dated November 15, 2002, incorporated herein by reference, for the Calvert World Values Fund, Inc., comprising the Calvert World Values International Equity Fund and Calvert Capital Accumulation Fund as of September 30, 2002, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Custodians" in the Statement of Additional Information in the Registration Statement.

  /s/ KPMG LLP

Philadelphia, Pennsylvania

January 29, 2003